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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-4578 of Cafeteria Operators, L.P. on Form S-1 of our report dated March 28, 1996, appearing in the prospectus and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Cafeteria Operators, L.P. included in Item 16(b). This financial statement schedule is the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                            /s/  DELOITTE & TOUCHE LLP

Dallas, Texas
November 3, 1997